Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated September 24, 2010 in the Registration Statement (Form N-2) of Guggenheim Build America Bonds Managed Duration Trust filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 3 under the Securities Act of 1933 (Registration No. 333-168042) and Amendment No. 3 under the Investment Company Act of 1940 (Registration No. 811-22437).

/s/ Ernst & Young LLP

Chicago, Illinois
October 7, 2010